           OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT
     1. Curtis Mathes Holding Corporation, a Texas corporation (the "Company"), has offered for sale outside the United States (as that term is defined in Regulation S) ("Regulation S") of the United States Securities Act of 1933, as amended (the "Act"), and the undersigned purchaser (the "Purchaser") hereby tenders this subscription and applies for the purchase of Fifteen Hundred (1,500) shares of Series L, Class A Preference Shares (the "Class A Preferred Stock") of the Company, [together with the shares of the Company's common stock issuable upon conversion of the Series L, Class A Preference Shares (the "Shares")] at
a  purchase  price per Share of $1,000 (the "Offering").   Together  with
this Subscription Agreement, the Purchaser is delivering to the Escrow Agent by wire transfer the full amount of the purchase price for the Shares for which it is subscribing pursuant hereto ($1,500,000) against delivery of the Class A Preferred Certificates. Time is of the essence in connection with this Subscription Agreement.
     2.    Representations  and  Warranties of Purchaser.   In  order  to
induce the Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:
          A.    (i)   The Purchaser is not a U.S. person as that term  is
     defined under Regulation S;
               (ii) At the time the buy order for the Class A Preferred Stock was originated, Purchaser was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;
               (iii) Purchaser is purchasing the Class A Preferred Stock for its own account and not on behalf of any U.S. person or any other person, and the transaction has not been pre-arranged with a purchaser in the United States (see Appendix A attached hereto for definitions of "U.S. person" and "United States" under Regulation S)
     and   Purchaser  is  acquiring  the  Class  A  Preferred  Stock  for investment purposes and not with a view towards distribution and has no present arrangement or intention to sell the Class A Preferred Stock or the common stock issuable upon conversion of the Class A Preferred Stock;
               (iv) The Purchaser represents and warrants and hereby agrees that all offers and sales of the Class A Preferred Stock prior to the expiration of a period commencing on the date hereof and ending 40 days thereafter (the "Restricted Period") shall only be made in compliance with the safe harbor provisions contained in Regulation S, with which Purchaser is familiar, or pursuant to the registration of such securities under the Act or pursuant to an exemption from registration under the Act, and the Purchaser shall not take a short position directly or indirectly with respect to the Company's common stock during the Restricted Period, and that all offers and sales after the expiration of the Restricted Period in the United States or to U.S. Person shall be made only pursuant to such a registration or to such exemption from registration;
               (v) The Purchaser acknowledges and agrees that the Class A Preferred Stock has not been registered under the Act and may not be offered or sold in the United States or to U.S. Persons unless the Shares are registered under the Act or an exemption from the registration requirements of the Act is available;
               (vi)  The  Purchaser  is  not  an  officer,  director   or
     "affiliate" (as that term is defined in Rule 405 under the Act) of the Company;
          B. (i) The purchaser has received and carefully reviewed the Company's most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K
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     (collectively, the "SEC Reports"), and a copy of the Certificate  of
     Designation for the Series L Class A Preferred Stock;
               (ii) The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Offering, and all such questions, if any, have been answered to the full satisfaction of the Purchaser;
               (iii) The Purchaser is an accredited investor and has such knowledge and expertise in financial and business matters that the Purchaser is capable of evaluating the merits and risks involved in an investment in the Class A Preferred Stock and acknowledges that an investment in the Class A Preferred Stock entails a number of very significant risks and funds should only be invested by persons able to withstand the total loss of their investment;
               (iv)   Except   as  set  forth  in  this   Agreement,   no
     representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Purchaser is not relying upon any information, other than that contained in this Agreement, the SEC
     Reports  and  the  results  of  independent  investigation  by   the
     Purchaser;
               (v) The Purchaser understands that the Class A Preferred Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Class A Preferred Stock, and the Purchaser acknowledges that it is
     Purchaser's  responsibility  to  satisfy  itself  as  to  the   full
     observance by this Offering and the sale of the Class A Preferred Stock to Purchaser of the laws of any jurisdiction outside the United States and Purchaser has done so;
               (vi) The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement is a legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms; and
               (vii)      Purchaser understands that in the view  of  the
     SEC   the  statutory  basis  for  the  exemption  claimed  for   the
     transaction would not be present if the Offering, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act and Purchaser confirms that its purchaser is not part of any such plan or scheme. Purchaser is acquiring the Class A Preferred Stock for investment purposes and has no present intention to sell the Class A Preferred Stock in the United States or to a U.S. person or for the account or benefit of a U.S. Person.
     3.    Representations  of the Company.  The Company  represents  and warrants:
          A. The Company is a Reporting Issuer as defined by Rule 902 of Regulation S. The Company is in full compliance, to the extent applicable, with all reporting obligations under either Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
          B.   Offshore Transaction,
               (i) The Company has not offered the Class A Preferred Stock to any person in the United States or to any U.S. person as that term is defined in Regulation S;
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               (ii)  At  the time the buy order was received, the Company and/or its agents reasonably believed that the purchasers in the Offering were outside of the United States and were not U.S. persons; and
               (iii)       The  Company  reasonably  believes  that   the
     purchase of the Class A Preferred Stock pursuant to the Offering has not been pre-arranged with a purchaser in the United States;
          C. In connection with the Offering neither the Company nor any of its agents has engaged in any "directed selling efforts" (as that term is defined in Regulation S) nor has the Company or any of its agents conducted any general solicitation relating to the Offering to persons residing within the United States or to U.S. persons.
          D. The execution, delivery and performance of this Agreement by the Company and the performance of its obligations hereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-laws, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute of regulation, (iv) or any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.
          E. The Company is a corporation duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation and is duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a materially adverse effect on its business, taken as a whole.
          F. The execution, delivery and performance of this Agreement and the consummation of the issuance of the Class A Preferred Stock and the transactions contemplated by this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate and stockholder action on behalf of the Company.
          G.    There is no action, suit or proceeding before or  by  any
     court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which might result in any material adverse change in the condition (financial or
     otherwise)  or  in  the  earnings,  business  affairs  or   business
     prospects of the Company, or which might materially and adversely affect the properties or assets thereof.
          H.    The  Company  is  not in default in  the  performance  or
     observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound; and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under, this Agreement or, the Class A Preferred Stock will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it is bound or any statute or the
     Certificate of Incorporation or Bylaws of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties.
          I. None of the Company's filings with the Securities and Exchange Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or
     necessary   to   make  the  statement  therein  in  light   of   the
     circumstances  under  which  they were made,  not  misleading.   The
     Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.
          J. There has been no material adverse change in the financial condition, earnings, business affairs or business prospects of the Company since the date of the Company's most recent Quarterly Report on Form 10-Q, if applicable, filed with the Securities and Exchange Commission.
          K.    As  of  the  date  hereof, the conduct  of  the  business
     complies   in  all  material  respects  with  all  statutes,   laws,
     regulations,  ordinances,  rules,  judgments,  orders   or   decrees
     applicable  thereto.   The Company has not received  notice  of  any
     alleged violation of any statute, law, regulation ordinance, rule, judgment, order or decree from any governmental authority which would materially adversely affect the business of the Company.
          L. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and the Class A Preferred Stock.
          M. Issuer will not engage in any similar offering of its securities pursuant to Regulation S for a period of 120 days from the date of the Closing of this transaction unless Subscriber has been previously offered such Shares in writing on the same terms and has refused to take up the offer within ten (10) days.
          N. There is no action pending for delisting of the Common Stock nor is the Company aware of any threatened action relating thereto.
      4. The Purchaser understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Agreement where indicated. This Agreement shall be
null  and  void  if  the Company does not accept it as  aforesaid.   Upon
acceptance by the Company and receipt of the total purchase price, the Company will issue one or more certificates for the full number of shares of Class A Preferred Stock subscribed for.
     5. Covenants of the Company. For so long as any Class A Preferred Stock held by the Purchaser remain outstanding, the Company covenants and agrees with the Purchaser that:
          (a) It will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of the outstanding Class A Preferred Stock.
          (b)   It  will  maintain the listing of  its  Common  Stock  on
     NASDAQ.
          (c) It will not issue stock transfer instructions to its transfer agent with respect to and will not place a restrictive legend on the certificates representing shares of Common Stock issued upon conversion of the Class A Preferred Stock.
     6.    Conversion.    For the purposes of conversion,  the  Series  L
Class A Shares shall be valued at $1,000 per share ("Value"), and, if converted, the Series L Class A Shares shall be converted into such number of Common Shares of the Company $.01 par value (the "Conversion Shares") as is obtained by dividing the aggregate Value of the shares of Series L Class A Shares being so converted by the "Conversion Price." For purposes of this Part 6, the "Conversion Price" means Seventy-five percent (75%) of the average daily closing bid price of Common Shares as reported on NASDAQ level 1 at 4:00 P.M. EST for the period of 5 consecutive trading days immediately preceding the date of the conversion of the Series L Class A Shares in respect of which such Conversion Price is determined. The number of Conversion Shares so determined shall be rounded to the nearest whole number of shares. Any holder of Series L Class A Shares (an "Eligible Holder") may at any time commencing 41 days after the issuance of any Series L Class A Shares convert any whole number of shares of Series L Class A Shares in accordance with this Part.
          6.1 The conversion right provided by the above section may be exercised only by an Eligible Holder of Series L Class A Shares, in whole or in part, by the surrender of the share certificate or share certificates representing the Series L Class A Shares to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing (1) the aggregate Value of the Series L Class A Shares so surrendered, if any, by (2) the Conversion Price. Each Series L Class A Share certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion
right   of  the  Series  L  Class  A  Shares  granted  herein  (i)  share certificates representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within 5 days of notice of conversion free of restrictive legend or stop transfer orders, and (ii) unless the Series L Class A Shares has been fully converted, a new share certificate representing the Series L Class A Shares not so converted, if any, shall also be delivered to such holder within 5 days of notice of conversion, or carried on the Corporation's ledger, at holder's option. Any Eligible Holder may exercise its right to convert the Series L Class A Shares by telecopying an executed and completed Notice of Conversion to the Corporation, and within 72 hours thereafter, delivering the original Notice of Conversion and the certificate representing the Series L Class A Shares to the Corporation by express courier. Each date on which a telecopied Notice of Conversion is received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Corporation will transmit the Common Shares certificates issuable upon conversion of any Series L Class A Shares (together with the certificates representing the Series L Class A Shares not so converted) to the Eligible Holder via express courier within three business days after the conversion date if the Corporation has received the original Notice of Conversion and Series L Class A Shares certificate being so converted by such date.
          6.2 All Common Shares which may be issued upon conversion of Series L Class A Shares will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series L Class A Shares are outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series L Class A Shares then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series L Class A Shares shall be proportionately increased.
     7. Registration. If upon conversion of Class A Preferred Stock effected by the Purchaser pursuant to the terms of this Agreement and the terms of the Class A Preferred Stock the Company fails to issue certificates for shares of Common Stock issuable upon such conversion (the "Underlying Shares") to the Purchaser bearing no restrictive legend for any reason other than (i) the Company's reasonable good faith belief that the representations and warranties made by the Purchaser in this Agreement or the Notice of Conversion were untrue when made, or (ii) the inability of the Company to lawfully issue such Common Stock due to a change in SEC regulations, then the Company shall be required, at the request of the Purchaser and at the Company's expense, to effect the registration of the Underlying Shares issuable upon conversion of the Class A Preferred Stock under the Act and relevant Blue Sky laws as
promptly  as  is  practicable.   The  Company  and  the  Purchaser  shall
cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such
registration.   In  such  case, the Company  shall  file  a  registration
statement within 45 days of Purchaser's demand therefor and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter. Such best efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the Securities and Exchange Commission with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the Securities and Exchange Commission. Once declared effective by the Securities and Exchange Commission the Company shall cause such registration statement to remain effective until the earlier of (i) the sale by the Purchaser of all Underlying Shares registered or
(ii) 120 days after the effective date of such registration statement. In the event the Company fails to issue Common Stock to the Purchaser in accordance with paragraph 6, the current twenty-five percent (25%) discount provided in the Conversion Price shall increase by two percent (2%) and such discount shall continue to increase by two percent (2%) for each thirty (30) day period thereafter until the Registration Statement is declared effective by the SEC, or until the discount reached is thirty-five percent (35%), and additional Common Stock shall be issued to the Purchaser in accordance with such additional discounts.
     8.   Indemnification.
          A. The Purchaser agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Purchaser of any representation, warranty or covenant made by it herein.
          B. The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Company of any representation, warranty or covenant made by it herein.
     9. Neither this Agreement nor any of the rights of the Purchaser hereunder may be transferred or assigned by the Purchaser.
     10. This Agreement (i) may only be modified by a written instrument executed by the Purchaser and the Company; (ii) sets forth the entire agreement of the Purchaser and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of Texas applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the Purchaser and their respective heirs, legal representatives, successors and permitted assigns.
     11. Unless the context otherwise requires, all personal pronouns used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.
     12.   All  notices  or other communications hereunder  shall  be  in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: If to Purchaser, to the address set forth on the signature page of this Agreement and if to the Company, to Curtis Mathes Holding Corporation, 10911 Petal Street, Dallas, Texas 75238, or to such other address as the Company or the Purchaser shall have designated to the other by like notice.
     13. Restricted Period; Legend. The transaction restriction in connection with this offshore offer and sale restrict Purchaser from offering and selling the Class A Preferred Stock to U.S. persons or for the account or benefit of a U.S. person for the Restricted Period. Rule 903(c)(2) governs the Restricted Period. Purchaser understands that the Company will instruct its transfer agent to place a stop transfer order (which shall be effective to prohibit transfers to U.S. persons or for the account or benefit of U.S. persons solely during the Restricted Period) with respect to the certificates representing the Class A Preferred Stock and that such certificates will bear the following
legend:   "The  shares represented by this certificate have  been  issued pursuant to Regulation S promulgated under the Securities Act of 1933, as
amended  ("Act"),  and  have not been registered under  the  Act.   These
shares may not be offered or sold within the United States or to, or for the account of a "U.S. Person" (as that term is defined in Regulation S)
until  after  the  40th day following completion of the offering.   After
such  date,  this  legend shall have no further effect."   Following  the
expiration of the Restricted Period, the Company will, at the request  of
the   Purchaser,   cause  its  transfer  agent  to   issue   certificates
representing the Class A Preferred Stock or the common stock as may be applicable without any restrictive legend or stop transfer instructions.
     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of May _______, 1997.
     The Purchaser declares under penalty of perjury that the statements, representations and warranties contained in the foregoing Securities Purchase Agreement and in the following Purchaser Acknowledgments are true, correct and complete.
          Investor
          ______________________________
          (Signature)
          ______________________________
          (Print Name)
          ______________________________
          (Title)
Exact Name(s) in which ownership of Securities is to be registered:
_____________________________________
Principal Place of Business:  _________________________________________
                    _________________________________________
                    _________________________________________
Federal Tax ID Number: __________________________________________
Original Number of Shares of Series L Preferred Stock Purchased: 1,500 Amount $1,500,000
AGREED AND ACCEPTED:
CURTIS MATHES HOLDING CORPORATION
By:______________________________
                          APPENDIX "A"
     Pursuant to Rule 902(o) and (p) of Regulation S, the terms "U.S. Person" and "United States" are defined as follows:
     (o)  U.S. Person.   (1) "U.S. Person" means:
          (i)  Any natural person resident in the United States;
          (ii)  Any  partnership or corporation organized or incorporated
under the laws of   the United States;
          (iii) Any estate of which any executor or administrator is a U.S. person;
          (iv) Any trust of which any trustee is a U.S. person;
          (v) Any agency or branch of a foreign entity located in the United States;
          (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and
          (vii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933, unless it is organized or incorporated and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.
     (1)    Notwithstanding   paragraph  (o)(1)   of   this   rule,   any
discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."
     (2) Notwithstanding paragraph (o)(1); any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:
          (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the corpus of the estate; and
          (ii) The estate is governed by foreign law.
     (3) Notwithstanding paragraph (o)(1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.
     (4) Notwithstanding paragraph (o)(1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.
     (5) Notwithstanding paragraph (o)(1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:
          (i)   The agency or branch operates for valid business reasons;
     and
          (ii)  The  agency  or  branch is engaged  in  the  business  of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.
     (6) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."
     (p) United States. "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.